CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form N-1A of our report dated January 10, 2001, relating to the financial statement of Buy-Write Fund, a series of Glen Rauch Funds, which appears in such Registration Statement. We also consent to the references to us under the headings "Fund Administration, Fund Accounting, Transfer Agent, Custody, Audit and Legal Services", "Independent Accountants" and "Service Providers" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York
January 10, 2001